Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2020, relating to the financial statements of Net Element, Inc. for the years ended December 31, 2019 and 2018.

/s/ DASZKAL BOLTON LLP

Fort Lauderdale, Florida

February 3, 2021